Exhibit 99.1

Ever-Glory Received a Warning Letter from NYSE Regulations Regarding
Failure to Obtain Shareholders Approval on Issuance of
Certain Compensation Shares

NANJING, China, February 21, 2014 /PRNewswire/ -- Ever-Glory International Group, Inc. (the "Company" or "Ever-Glory") (NYSE MKT: EVK), a leading apparel supply chain manager and retailer based in China, today announced that, on February 14, 2014, it received a warning letter from the NYSE Regulation, Inc. (the “Exchange”) as a result of the Company’s failure to (i) obtain shareholder approval for issuance of 75,485 shares of the Company’s common stock as compensation to five non-employee directors (the “Compensation Shares”) and (ii) timely file an application with the Exchange for listing of and obtain Exchange’s approval for the listing of these Compensation Shares.  The Exchange has accordingly determined that the Company violated Section 301 and 711 of the Company Guide and issued the warning letter.

These Compensation Shares were issued to five independent directors during five years from 2008 through 2013, which account for less than one half of one percent of the total issued and outstanding shares.

To rectify the violations, the Company will adopt an equity compensation plan to cover these Compensation Shares as well as other equity compensation to be issued to directors, officers, employees and consultants and intends to obtain the shareholder approval of the equity compensation plan at its annual meeting to be held in the first half of 2014.  The Company will hold off issuance of any further equity compensation until a shareholder approval of the plan or separate shareholder ratification for issuance of the Compensation Shares is obtained.  The Company has entered into lockup agreements with the non-employee directors pursuant to which they agreed not sell, transfer or otherwise transfer the shares they received until a shareholder approval of the plan or separate shareholder ratification for issuance of the Compensation Shares is obtained. The Company will also file the required application for listing the Compensation Shares.  In the event the plan is not approved by the shareholders and the Compensation Shares are not ratified by shareholders, the Company will rescind these Compensation Shares.

About Ever-Glory International Group, Inc.

Based in Nanjing, China, Ever-Glory International Group, Inc. is a leading apparel supply chain manager and retailer in China. Ever-Glory is the first Chinese apparel Company listed on the American Stock Exchange (now called NYSE MKT), and has a focus on middle-to-high grade casual wear, outerwear, and sportswear brands. Ever-Glory maintains global strategic partnerships in Europe, the United States, Japan and China, conducting business with several well-known brands and retail chain stores. In addition, Ever-Glory operates its own domestic chain of retail stores known as "LA GO GO."

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in the Company's filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from the Company.